Exhibit 10.23

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 30th day of June, 2010, by and among GIGOPTIX, INC., a Delaware corporation (the “Company”), and JAMES R. ZAZZALI, as trustee (the Trustee”) for the Chapter 11 debtors (collectively, the “DBSI Entities”) in the matter In re: DBSI, Inc., et al., Case No. 08-12687 (PJW), pending in the United States Bankruptcy Court for the District of Delaware (the “Court”)

Recitals

A. As of the date hereof, the DBSI Entities indirectly hold an aggregate of 1,715,161 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (collectively, the “Shares”).

B. The Company seeks to sell up to $18,000,000 of Common Stock in a registered offering (the “Registered Offering”) under the Securities Act of 1933, as amended (the “1933 Act”), that will be underwritten by Roth Capital Partners, LLC (“Roth”).

C. To induce Roth to serve as underwriter for the Registered Offering, the Trustee has entered into a Lock-Up Agreement and an accompanying letter agreement, each dated as of June 30, 2010 (collectively, the “Lock-Up Agreement”), whereby the Shares will be subject to a 180-day lock-up following the close of the Registered Offering, during which period the Trustee will be restricted from transferring or disposing of the Shares subject to certain exceptions, as more particularly set forth in the Lock-Up Agreement.

D. In connection with the Lock-Up Agreement, the Company desires to provide to the Trustee certain registration rights with respect to the Shares under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

Now, therefore, in consideration of the foregoing and the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee agree as follows:

Agreement

1. Definitions. For purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Lock-Up Agreement, and the following terms shall have the meanings given them:

1.1. “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with, such Person.

1.2. “Business Day” means a day, other than a Saturday or Sunday on which banks in California are open for the general transaction of business.

1.3. “Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.4. “Damages” means any loss, damage, or liability to which a party hereto may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law.

1.5. “Holder” means the Trustee, any successor to the Trustee appointed by the Court pursuant to a Plan of Liquidation or otherwise, any Affiliate of the DBSI Entities which is a holder of Registrable Securities, any permitted transferees of any of the foregoing, and any Person acquiring any of the Shares pursuant to the terms of the letter agreement with Roth accompanying the Lock-Up Agreement who agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

1.6. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.7. “Registrable Securities” means (a) the Shares and (b) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock referenced in clause (a) above, including, without limitation, any Common Stock which is issued to any Holder subsequent to the conversion resulting from any stock split or merger.

1.8. “SEC” means the Securities and Exchange Commission.

1.9. “Rule 144” means Rule 144 promulgated by the SEC under the 1933 Act.

1.10. “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and shall include fees and disbursements of counsel for any Holder (except for such fees and disbursements of counsel for the Holders as provided in Section 2.4).

1.11. “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Registration Rights. The Company covenants and agrees as follows:

2.1. Registration. The Company shall cause the Registrable Securities held by a Holder to be registered under the 1933 Act so as to permit the resale thereof, and in connection therewith, shall use all commercially reasonable best efforts to prepare and file a registration statement on Form S-1 or such other form for which the Company may be eligible under the 1933 Act (the “Registration Statement”) with the SEC within ten (10) Business Days following the expiration of the Lock-Up Period (as defined in the Lock-Up Agreement), and use all commercially reasonable best efforts to cause the Registration Statement to become effective as soon as possible after the filing thereof. Each Holder shall provide all such information and materials to the Company and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of the Company with respect to such Holder pursuant to this Section 2.

2.2. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) use its commercially reasonable best efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective and keep such registration statement effective until the later to occur of (i) the expiration of one year or, if earlier, such time that the distribution contemplated by the registration statement has been completed, and (ii) such time that the Registrable Securities may be resold by the Holder without restriction under Rule 144;

(b) use its commercially reasonable best efforts to prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the 1933 Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the 1933 Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

(e) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement; and

(f) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

2.3. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.4. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities being registered on their behalf.

2.5. Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the 1933 Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, any underwriter (as defined in the 1933 Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay, severally and not jointly, to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and further provided, however, that any liability with respect to this Section 2.5(b) shall be limited to the proceeds of sale of Registrable Securities.

(c) Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.5 unless such failure actually and materially prejudices the indemnifying party’s ability to defend such action.

(d) Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the 1933 Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the 1933 Act.

(e) To provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.5 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.5, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the Company and Holders under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive the termination of this Agreement.

2.6. Current Public Information. With a view to making available to the Holders the benefits of Rule 144 under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times; and

(b) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (A) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144; (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (C) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

2.7. Suspension of Registration Rights. Notwithstanding any other provision of this Section 2, the Company shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities for a period not to exceed ninety (90) days, if, in the reasonable judgment of the Company after consultation with counsel, there is in existence material undisclosed information or events with respect to the Company, the disclosure of which would be seriously detrimental to the Company (the “Suspension Right”); provided, however, that the Company shall not exercise this Suspension Right more than once in any twelve (12) month period; and further provided, that the Company shall not exercise this Suspension Right within the first 90 days following the effective date of the Registration Statement without consultation with, and approval from, the Holders. In the event the Company exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to the Company or until such time as the information or event is no longer material, each as determined in good faith by the Company after consultation with counsel, but in no event shall any single suspension continue for more than 90 consecutive days. The Company will promptly give notice, in a writing signed by an executive officer of the Company of any such suspension (the “Suspension Notice”). The Company agrees to notify the Holders promptly upon termination of the suspension (the “Resumption Notice”).

3. Affirmative Covenants.

3.1. Institutional Placements; No Adverse Effect. Upon the registration of the Registrable Securities, no selling Holder shall, within the first 12 months following the effectiveness of such registration (the “Institutional Placement Period”), sell, transfer or otherwise dispose of such Registrable Securities except in institutional placements (each, a “Disposition”) and further, each such Disposition shall be subject to the Company’s sole and exclusive determination that such Disposition shall not have an adverse effect on the price at which the Common Stock trades. In connection with any public offering by the Company during the Institutional Placement Period involving an underwriting of Common Stock (but excluding any registration statement on Form S-4 or otherwise intended to effect a business combination), the Registrable Securities may be concurrently offered by the underwriters as placement agent for the Holders together with Common Stock offered by the Company if the Holders accept the underwriting as agreed upon by the Company and the underwriters selected by the Company; subject to the determination by the underwriters in their sole discretion that such inclusion of the Registrable Securities will not jeopardize the success of the offering by the Company.

4. Miscellaneous.

4.1. Successors and Assigns. Except as set forth in this Section 4.1, this Agreement shall not be assignable by any Holder without the prior written consent of the Company. Prior written consent will not be required for any assignment of this Agreement by a Holder to an Affiliate assignee or to any successor of the Trustee appointed by the Court or otherwise or to any Person acquiring any of the Shares pursuant to the terms of the letter agreement with Roth accompanying the Lock-Up Agreement; provided that such transfer provides that (i) the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of the Affiliate and (ii) the Affiliate agrees in a written instrument, satisfactory to the Company, to be bound by and subject to the terms and conditions of this

Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. The United States Bankruptcy Court for the District of Delaware shall have exclusive jurisdiction for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

4.3. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

4.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

GigOptix, Inc.

2300 Geng Road, Suite 250

Palo Alto, CA 94303

Attention: Chief Executive Officer

Telecopier No.: (650) 424-1938

with a copy to:

Jeffrey C. Selman, Esq.

Nixon Peabody, LLP

2 Palo Alto Square

3000 El Camino Real, Suite 500

Palo Alto, CA 94306

Telecopier No.: (866) 438-3891

If to the Trustee:

c/o Gibbons P.C.

1 Gateway Center

Newark, NJ 07102

Telecopier No.: (973) 639-6483

with copies to:

Lawrence A. Goldman, Esq. (Counsel to Trustee)

Gibbons P.C.

1 Gateway Center

Newark, NJ 07102

Telecopier No.: (973) 639-6283

Michael Goldstein, Esq. (Counsel to Creditors Committee)

Greenberg Traurig LLP

2450 Colorado Ave.

Suite 400E

Santa Monica, CA 90404

Telecopier No.: (310) 586-7800

4.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Trustee. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities at the time outstanding, and the Company.

4.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

4.8. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

4.9. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	GIGOPTIX, INC.

	By:	/s/ Avi Katz
	Name:	Avi Katz
	Title:	Chief Executive Officer

The Trustee:	By:	/s/ James R. Zazzali
	Name:	James R. Zazzali
	Title:	Chapter 11 Trustee for DBSI, Inc. et als.

Signature Page to Registration Rights Agreement